EXHIBIT (i)(2)

CONSENT OF COUNSEL

     I consent to the incorporation by reference in this Post-Effective Amendment No. 50 to the Registration Statement of Eaton Vance Investment Trust (1933 Act File No. 33-1121) of my opinion dated July 23, 2003, which was filed as Exhibit (i) to Post-Effective Amendment No. 46.

/s/ Maureen A. Gemma Maureen A. Gemma, Esq.

July 27, 2005 Boston, Massachusetts